UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 19, 2011

Steadfast Income REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-160748	27-0351641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18100 Von Karman Avenue, Suite 500

Irvine, California 92612

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 852-0700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Assignment and Assumption Agreement Relating to EBT Lofts

On December 19, 2011, Steadfast Income REIT, Inc. (the “Company”), through SIR EBT Lofts, LLC, its indirect wholly owned subsidiary (“SIR EBT Lofts”), entered into an Assignment and Assumption of Purchase Agreement with Steadfast Asset Holdings, Inc., an affiliate of the Company (“Steadfast Holdings”), whereby SIR EBT Lofts assumed the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 25, 2011, relating to the acquisition of EBT Lofts, a 102-unit residential property located in Kansas City, Missouri (the “EBT Lofts”), from EBT Limited Partnership, a third party seller, for an aggregate purchase price of $8,575,000.

The acquisition of the EBT Lofts is subject to certain conditions to closing, including the absence of a material adverse change to the EBT Lofts prior to the date of the acquisition. There is no assurance that the Company will close the acquisition of the EBT Lofts on the terms described above or at all.

The material terms of the agreements described herein are qualified in their entirety by the agreements attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Assignment and Assumption Agreement Relating to Prairie Walk Apartments

On December 19, 2011, the Company, through SIR Prairie Walk, LLC, its indirect wholly owned subsidiary (“SIR Prairie Walk”), entered into an Assignment and Assumption of Purchase Agreement with Steadfast Holdings whereby SIR Prairie Walk assumed the Agreement of Purchase and Sale, dated as of November 30, 2011, relating to the acquisition of the Prairie Walk Apartments, a 128-unit residential property located in Kansas City, Missouri (the “Prairie Walk Property”), from Prairie Walk, LLC, a third party seller, for an aggregate purchase price of $6,100,000.

The acquisition of the Prairie Walk Property is subject to substantial conditions to closing, including the absence of a material adverse change to the Prairie Walk Property prior to the date of the acquisition. There is no assurance that the Company will close the acquisition of the Prairie Walk Property on the terms described above or at all.

The material terms of the agreements described herein are qualified in their entirety by the agreements attached as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment No. 1 to the Operating Expense Reimbursement and Guaranty Agreement

On December 21, 2011, the Company, Steadfast Income Advisor, LLC, the Company’s advisor (the “Advisor”), Beacon Bay Holdings, LLC, an affiliate of the Advisor, and Rodney F. Emery, the Company’s Chairman, Chief Executive Officer and President, entered into Amendment No. 1 to the Operating Expense Reimbursement and Guaranty Agreement (the “Amendment”). The Amendment extends the date (the “Determination Date”) to determine whether the Advisor must reimburse the Company for operating expenses incurred by the Company during the four fiscal quarters ended March 31, 2011 that exceeded the 2%/25% Limitation set forth in the Company’s Second Articles of Amendment and Restatement (the “2%/25% Limitation”) and the Advisory Agreement with the Advisor (the “March 31, 2011 Excess Amount”). Pursuant to the terms of the Amendment, the Determination Date has been extended from December 31, 2011 to June 30, 2012. The Amendment also provides that any reimbursement for the March 31, 2011 Excess Amount must be made by Advisor no later than July 30, 2012.

The Amendment also modifies the terms relating to future reimbursement of Advisor for operating expenses incurred on behalf of the Company that exceed the 2%/25% Limitation. For any such excess amounts incurred from April 1, 2011 to December 31, 2011, the Advisor may only be reimbursed for such excess amount if the Company meets the 2%/25% Limitation on a cumulative basis (measured for the Company’s entire operating history), subject to a determination by the independent directors of the Company that such excess was justified based on unusual and nonrecurring factors which they deem to be sufficient.

The material terms of the Amendment described herein are qualified in their entirety by the Amendment, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Assignment and Assumption of Purchase Agreement, dated as of December 19, 2011, by and between Steadfast Asset Holdings, Inc. and SIR EBT Lofts, LLC

10.2	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 25, 2011, by and between Steadfast Asset Holdings, Inc. and EBT Limited Partnership

10.3	Assignment and Assumption of Purchase Agreement, dated as of December 19, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Prairie Walk, LLC

10.4	Agreement of Purchase and Sale, dated as of November 30, 2011, by and between Steadfast Asset Holdings, Inc. and Prairie Walk, LLC

10.5	Amendment No. 1 to the Operating Expense Reimbursement and Guaranty Agreement, dated as of December 21, 2011, by and among Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC, Beacon Bay Holdings, LLC and Rodney F. Emery

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date: December 22, 2011	By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Assignment and Assumption of Purchase Agreement, dated as of December 19, 2011, by and between Steadfast Asset Holdings, Inc. and SIR EBT Lofts, LLC

10.2	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 25, 2011, by and between Steadfast Asset Holdings, Inc. and EBT Limited Partnership

10.3	Assignment and Assumption of Purchase Agreement, dated as of December 19, 2011, by and between Steadfast Asset Holdings, Inc. and SIR Prairie Walk, LLC

10.4	Agreement of Purchase and Sale, dated as of November 30, 2011, by and between Steadfast Asset Holdings, Inc. and Prairie Walk, LLC

10.5	Amendment No. 1 to the Operating Expense Reimbursement and Guaranty Agreement, dated as of December 21, 2011, by and among Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC, Beacon Bay Holdings, LLC and Rodney F. Emery